Exhibit 10.87

Amendment No. 1 to Common Stock Purchase Warrant

Dated as of September 9, 2021

This Amendment No. 1 to Common Stock Purchase Warrant (this “Amendment”), dated as of the date first set forth above, is entered into by and between Simplicity Esports and Gaming Company, a Delaware corporation (the “Company”) and Lucas Ventures, LLC, an Arizona limited liability company (“Holder”). The Company and Holder may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties are the parties to that certain Common Stock Purchase Warrant, dated August 31, 2021 (the “Warrant”) and now wish to amend the Warrant as set forth herein;

WHEREAS, pursuant to Section 5(l) of the Warrant, the Warrant may be amended in writing;

NOW THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Defined terms used herein without definition shall have the meaning given to them in the Warrant.

2.	Subject to the provisions herein, Section 2(d) of the Warrant is hereby amended and restated in its entirety to provide as follows:

Anti-Dilution Adjustments to Exercise Price. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or securities entitling any person or entity (for purposes of clarification, including but not limited to the Holder pursuant to (i) any other security of the Company issued to Holder on or after the Issuance Date (including the Note) or (ii) any other agreement entered into between the Company and Holder) to acquire shares of Common Stock (upon conversion, exercise or otherwise), at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, elimination of an applicable floor price for any reason in the future (including but not limited to the passage of time or satisfaction of certain condition(s)), reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled or potentially entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price at any time while such Common Stock or Common Stock Equivalents are in existence, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance (regardless of whether the Common Stock or Common Stock Equivalents are (i) subsequently redeemed or retired by the Company after the date of the Dilutive Issuance or (ii) actually converted or exercised at such Base Share Price), then the Exercise Price shall be reduced at the option of the Holder and only reduced to equal the Base Share Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued, if Holder so elects to reduce the Exercise Price pursuant to this Section 2(d), regardless of whether the Common Stock or Common Stock Equivalents are (i) subsequently redeemed or retired by the Company after the date of the Dilutive Issuance or (ii) actually converted or exercised at such Base Share Price by the holder thereof (for the avoidance of doubt, the Holder may utilize the Base Share Price even if the Company did not actually issue shares of its common stock at the Base Share Price under the respective Common stock Equivalents). The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 2(d), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms.

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3.	Other than as amended herein, the Warrant shall remain in full force and effect.

4.	This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. All questions concerning jurisdiction, venue and the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Purchase Agreement.

5.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party. A facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature. Delivery of a counterpart signature hereto by facsimile or email/.pdf transmission shall be deemed validly delivery thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

Simplicity Esports and Gaming Company

By:
Name:	Roman Franklin
Title:	Chief Executive Officer

Lucas Ventures, LLC

By:
Name:	Luke Hoppel
Title:	Manager

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